SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

BoomJ, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

9029 South Pecos, Suite 2800 Henderson, Nevada (Address of Principal Executive Offices)	89074 (Zip Code)

(702) 463-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On May 22, 2008, BoomJ, Inc. (the “Company”) entered into an E-Commerce Services and Co-Branding Agreement with Namemedia, Inc. (“Namemedia”), pursuant to which the Company agreed to utilize certain of its proprietary technologies to provide a co-branded e-commerce website to Namemedia’s 15 high-traffic websites and to the other over 800,000 URLs that Namemedia owns. The Namemedia websites currently generate approximately 60 million unique visitors each month. The Company shall provide the content, applications and services necessary to create, configure maintain and conduct certain business through electronic commerce on these websites via the Internet substantially similar to the e-commerce website currently maintained by the Company at http://www.boomj.com. Such services to be provided shall include, but are not limited to, product offerings, transaction processing, credit/debit card validation, fraud detection, order tracking, transaction accounting, reporting and record retention, vendor communications and relations, customer profile maintenance, and such other capabilities as may be necessary to operate a complete e-commerce store for consumer products. Namemedia shall promote the co-branded websites by way of advertising impressions and targeted links, the placement and quantity of which shall be commercially reasonable to drive customer traffic to the Co-Branded websites.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOMJ, INC.

Date: May 27, 2008	By:	/s/ ROBERT MCNULTY
Robert McNulty, Chief Executive Officer